Exhibit 10.1

PREFERRED MORTGAGE

THIS  PREFERRED MORTGAGE (the “Mortgage”) is made effective on this _____ day of May, 2008, by Island Breeze International, a Cayman Islands corporation (hereinafter referred to as “Mortgagor”) and Catino, S.A., a Panamanian corporation (the “Mortgagee”).
WHEREAS, the Mortgagor is the sole owner of the whole vessel CASINO ROYALE (Nassau, Bahamas Official No. 7350442) (the “Vessel”), that is duly registered in the name of the Mortgagor under the laws and flag of Panama, and,
WHEREAS, the Mortgagee and Mortgagor are parties to a certain Purchase and Sale Agreement (the “Purchase Agreement”) of the vessel CASINO ROYALE, which included as part of the purchase price a Promissory Note made by Mortgagor in the original principal amount of U.S. Dollars Four Million (US$ 4,000,000.00) (the “Note”) and that a certain security agreement was made by Mortgagor for the benefit of Mortgagee (“Security Agreement”), each and even date herewith, as amended, restated or otherwise supplemented from time to time, the Purchase Agreement, Note, and Security Agreement are herewith collectively referred to as the “Transaction Documents” which by this reference are incorporated herein and made a part hereof; and,
WHEREAS, in order to secure Mortgagor’s obligations to the Note and Transaction Documents, Mortgagor has executed and delivered this Mortgage to the Mortgagee.
NOW, THEREFORE, THIS MORTGAGE WITNESSETH:
THAT, IN CONSIDERATION, of the premises and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of the obligations evidenced by the Transaction Documents and the Guarantee according to the terms thereof and the payment of any advancements that shall be made, and the performance and compliance of all the covenants, terms and conditions herein and therein, the Mortgagor does by these presents grant, convey, mortgage, pledge, assign, transfer, set over, and confirm to the Mortgagee, its respective successors and assigns, the whole of the vessel, together with all its machinery, masts, sails, anchors, cables, rigging, tackle, apparel, fittings, tools, equipment, gaming machines, and all other appurtenances thereunto now, or at any time hereafter, appertaining or belonging, whether owned or not owned, whether onboard or not, and all additions, improvements, and replacements hereafter made in or to the vessel or any part or appurtenance thereof;

TO HAVE AND TO HOLD the same unto the Mortgagee, its respective successors and assigns, upon the terms and conditions herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in the Guarantees and this Mortgage.  PROVIDED, HOWEVER, and these presents are executed and delivered upon the condition that if the Mortgagor, its successors and assigns, shall pay or cause to be paid to the party to the Guarantee, the obligations aforesaid and interests thereon as and when the same shall become due and payable, in accordance with the terms of the Note and Guarantee, and all other sums as are or may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Mortgagor shall duly perform, observe and comply fully with the covenants, terms and conditions of the Note and Guarantee and terms of this Mortgage, express or implied, to be performed, observed and complied with, then these presents and the rights hereunder shall cease, terminate and be void; otherwise, to be and to remain in full force and effect.
IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the following covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I
CORPORATE STATUS ENFORCEABILITY
Island Breeze International is a company duly organized under the laws of the Cayman Islands and is duly authorized to mortgage the property conveyed hereunder.  All corporate action on their part and all respective action on the part of their respective members, partners and managers for the making and delivery of the Guarantee and the execution of this Mortgage has been duly and effectively taken.  The obligations hereby secured are and will be the valid and enforceable obligation of the Mortgagor in accordance with its terms.

ARTICLE II
VESSEL TITLE
The Mortgagor lawfully owns and is lawfully possessed of the mortgaged property, the Vessel, and subject to the terms of the Purchase Agreement, the Mortgagor covenants and promises that it will warrant and defend the title and possession thereto and every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever and further warrants, subject to the terms of the Purchase Agreement, that the Vessel is free from all encumbrances, claims, unpaid taxes, and that there are no liens of any type, or other mortgages on the Vessel, other than the lien created by this Mortgage.

ARTICLE III
COMPLIANCE WITH LAWS OF THE FLAG STATE
(a)           The Mortgagor will cause this Mortgage to be duly recorded in accordance with the laws of the flag state of the Vessel, and in the event that the flag state changes, the Mortgagor agrees to record this Mortgage with the new flag state.
(b)           Mortgagor will take whatever steps are necessary to comply with the laws and provisions of the flag state to insure that the Vessel is properly documented and that the Mortgage is enforceable under the laws of the flag state as a First Preferred Ships Mortgage.

ARTICLE IV
RETENTION OF MORTGAGE
(a)           Mortgagor shall use diligence to keep a certified copy of this Mortgage as furnished by the Mortgagee on the Vessel with the Vessel’s papers onboard the Vessel, and to exhibit this Mortgage on demand to any person or entity having business with the Vessel that may give rise to a maritime lien upon the Vessel or to the sale, conveyance, mortgage or charter thereof, and on demand of any authorized representative of Mortgagee.  Mortgagor shall provide evidence of compliance with this Article IV upon request of the Mortgagee, and Mortgagee, in its sole discretion, shall be entitled to perform the requirements of Article IV upon reasonable notice to Mortgagor.
(b)           Mortgagor will cause a notice, reading as follows (or containing such additional information relating to any permitted mortgage that is placed on vessels as may be approved by the Mortgagee) printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed to be placed and prominently exhibited in the chart room and in the Master’s cabin of the Vessel, as well as in the ship’s office and the Master’s office:
“NOTICE OF SHIPS MORTGAGE

This Vessel is owned by Island Breeze International, a Cayman Islands company, and is subject to that Preferred Ships Mortgage (the “Mortgage”) in favor of Catino, S.A., a Panamanian company, and its assignees, a certified copy of which Mortgage is kept with this Vessel’s papers.  Under the terms of said Mortgage, neither Island Breeze International, the master or agent of this vessel nor any other person has any right or power or authority to create, incur, or permit to be placed or imposed upon this Vessel, its freights, profits or hire any other lien whatsoever, other than liens for wages of a stevedore when employed directly by the owner, operator, master or agent of the Vessel, or such other person listed in 46 U.S.C. § 31341, for wages of the crew in respect of this Vessel, general average or for salvage (including contract salvage), liens fully covered by insurance and any deductible applicable thereto, or, to the extent they are liens subordinate to the liens of the said mortgage, other liens incident to current operations or for repairs.”

(c)           The Mortgagor will not transfer or change the flag or port of registration of the Vessel without having first obtained prior written consent of the Mortgagee, which shall not be unreasonably withheld, conditioned or delayed, and any such written consent to any one transfer or change of flag or port of registration shall not be construed as a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of registration.

ARTICLE V
INSURANCE
(a)           Island Breeze International shall at its own expense cause the Vessel to be insured in a mutually agreeable amount as evidenced by current and future certificates of insurance, but  not less than one hundred percent (100%) of the amount remaining unpaid under the Transaction Documents, the Note and/or this Mortgage, together with accrued interest, if any.  Such insurance shall cover marine perils, on hull and machinery, and shall be maintained in the standard form available in the American or British insurance markets.  Island Breeze International shall cause to be maintained protection and indemnity (P&I) insurance or liability insurance covering the Vessel.  Immediately prior to the maiden voyage of the Vessel, Island Breeze will procure P&I insurance or liability insurance, in an amount of a minimum of Twenty Million US Dollars ($20,000,000.00).  Island Breeze International also agrees to carry P&I pollution coverage as well as any additional coverage necessary to meet federal and state proof of financial responsibility requirements that may exist.

(b)           The Mortgagor shall not knowingly do any act or voluntarily suffer or permit any act to be done whereby any insurance is or may be suspended, impaired or defeated and shall not suffer or  permit the Vessel to engage in any voyage, or in operation not permitted under the policy or policies of insurance in effect, unless and until the Mortgagor shall first cover the Vessel to the amount herein provided for by insurance, satisfactory to the Mortgagee for such voyage, or operation of the Vessel.
(c)           In the event of any actual, constructive or compromised total loss of the Vessel, such loss shall not be adjusted or compromised without the prior written consent of the Mortgagee, and all insurance or other payments for such shall be paid to the Mortgagor and applied by the Mortgagor in accordance with the terms of the Transaction Documents.
(d)           If requested by the Mortgagee at any time and from time to time, Mortgagor will deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of membership in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of insurance maintained in connection with the  Vessel.
(e)           All insurance required by this Article V, except for insurance covering the Mortgagor’s liability to the crew of the Vessel, must name Mortgagee as an additional insured, but without liability for premiums, club calls, assessments, warranties or representations, and, upon and after the occurrence of any default, all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first in respect to the obligations owing under the Transaction Documents and the Guarantee.  Mortgagor shall deliver to Mortgagee certificates of insurance together with all necessary endorsements evidencing that Mortgagee has been named as an additional insured within a reasonable time after taking delivery of the Vessel.
(f)           Mortgagor agrees to comply with all laws and lawful regulations, including any gaming laws, the U.S. Oil Pollution Act of 1990, the International Convention for Safety of Life at Sea, 1978, and all regulations, licenses or permits applicable to any activities carried out in the name of or representative of Mortgagor with respect to the Vessel.

ARTICLE VI
LIENS
(a)           In due course, and in any event within thirty (30) days after the same becomes due and payable, the Mortgagor will pay or cause to be discharged or make adequate provision for the payment or discharge of all claims or demands which, if not paid or discharged, might result in the creation of a security interest, lien, encumbrance or charge against the Vessel or any income therefrom, and will cause the Vessel to be released or discharged from any such security interest, lien, encumbrance or charge therefor.
(b)           If a libel is filed upon the Vessel or if the Vessel shall be arrested, seized, sequestered or taken into custody by virtue of any proceeding in any court or tribunal or by any government or other authority, Mortgagor will promptly notify the Mortgagee thereof, and within fifteen (15) days after such libel, arrest, seizure, sequestration, or taking into custody will cause the Vessel to be released and will promptly notify the Mortgagee of such release.
(c)           Neither the Mortgagor, any charterer or any other person, has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever (including any encumbrance or security interest) other than the lien created by this Mortgage and liens for crew’s wages or salvage or otherwise arising in the normal course of operations or for repair and being regularly settled.

ARTICLE VII
VESSEL MAINTENANCE:  ACCESS
(a)           At all times Mortgagor shall exercise due diligence to cause the Vessel to be maintained and preserved in as good condition, working order, and repair, as at the date of the execution of this Mortgage, ordinary wear and tear and depreciation excepted.  Mortgagor agrees, following any request by Mortgagee, to give Mortgagee at least ten (10) days notice of actual date and place of any survey of the Vessel in order that the Mortgagee may have a representative present if desired.
(b)           The Mortgagor will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the vessel for the purpose of inspecting the Vessel and her cargo and papers and, at the request of the Mortgagee, Mortgagor will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether onboard or not.  Until an event of default has occurred and is continuing, any such inspection shall be conducted at a time and in a manner which does not interfere with the operation of the Vessel and in the ordinary course of Mortgagor’s business.

ARTICLE VIII
TAXES
Mortgagor shall pay and discharge, when due and payable from time to time, all taxes, assessments, penalties and governmental charges imposed upon the Vessel.

ARTICLE IX
POSSESSION
Subject to Article XI, the Mortgagor may retain and possess the Vessel or charter the Vessel as permitted by law; provided, however, that the Mortgagor shall not sell, mortgage, transfer nor change the Vessel’s flag or otherwise encumber the Vessel, except as provided by in Article VI hereof, without the written approval of the Mortgagee.

ARTICLE X
REQUISITION OF TITLE OR USE
In the event that the title to or ownership of the Vessel, or the use of the Vessel, shall be requisitioned, purchased or taken by, or the Vessel shall be seized by or forfeited to, any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise or by any other person or persons, whether or not acting under color of governmental authority, the compensation, purchase price, reimbursement or award for such requisition, purchase, seizure, forfeiture or other taking of such title, ownership or use shall forthwith be and become payable to the Mortgagee.  The Mortgagor hereby constitutes and appoints the Mortgagee as its true and lawful attorney, for it and in its name, place and stead, from and after a requisition, purchase, seizure, forfeiture, or other taking of such title, and during the continuance thereof, to collect, receipt for, acknowledge the payment of, sue for and execute any documentation or writing that may be necessary or required in order to obtain payment of said compensation, purchase price, reimbursement or award, giving and granting to said attorney full power and authority to do and to perform every act and thing whatsoever requisite or necessary to done in order to protect the assets set forth herein, including the ship and its appurtenances.  Mortgagor shall promptly execute and deliver to Mortgagee such documents and shall promptly do and perform such acts as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

ARTICLE XI
DEFAULT
(a)           In the event of (i) Mortgagor’s default of prompt and punctual payment when due in the payment of any amounts due under the Guarantee, or (ii) any other “event of default” under the Note, the Guarantee or any other document setting forth payment terms, or (iii) any other “event of default” under and as defined in the Note, Guarantee and Transaction Documents shall have occurred and be continuing, then in every such case the entire unpaid amount due under the Note may be declared immediately due and payable at the Mortgagee’s option without prior notice.  If such sums are not payable forthwith, the Mortgagee, at its sole discretion and option, may foreclose or enforce this mortgage lien by suit in rem in admiralty and the Mortgagee shall be entitled to the appointment of a receiver or receivers of the Vessel and the mortgaged property and the revenues thereof.  The Mortgagor shall execute any documents requested by the Mortgagee to expedite the foreclosure proceedings.  The Mortgagee shall shave the right to bid or purchase the Vessel in the foreclosure proceedings.
(b)           In case the Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure and such proceedings have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then the Mortgagor and the Mortgagee shall be restored to their former positions.
(c)           No delay or omission of the Mortgagee in the exercise of any right or power accruing upon any default shall impair any such right or power, or shall be construed as a waiver of any such default or acquisition herein; and every power and remedy given herein may be exercised from time to time and as often as may be deemed expedient.
(d)           The remedies in favor of the Mortgagee provided for herein shall not be construed to preclude the Mortgagee in the event of default hereunder from enforcing any other appropriate remedies against the Mortgagor or the Vessel, or from proceeding by suit as the Mortgagee may consider advisable to enforce the payment or performance of any obligation secured hereby.

ARTICLE XII
PREFERRED MORTGAGE STATUS: FILING OF FINANCING STATEMENTS
No provision of this Mortgage shall be deemed to constitute a waiver by the Mortgagee of the preferred status hereof, and any provision of this Mortgage that would otherwise constitute such a waiver shall to such extent be of no force or effect.  The Mortgagor hereby irrevocably authorizes the Mortgagee to file and record financing statements under the Uniform Commercial Code in any jurisdiction where the same may be in force or under any legislation having a similar effect for the purpose of perfecting or continuing the perfection of the security interests granted by the Mortgagor to the Mortgagee herein without obtaining the signature of the Mortgagor thereto.  The Mortgagor hereby irrevocably authorizes the Mortgagee to execute any such financing statement or similar document in the name of the Mortgagor.

ARTICLE XIII
OTHER DOCUMENTS
In the event this Mortgage, the Note or the Transaction Documents or any provisions thereof are held invalid, in whole or in part under any present or future law or any decisions of any court having jurisdiction thereof, the Mortgagor shall execute such other and further instruments as in the opinion of counsel for Mortgagee will carry out the true intent and spirit of this Mortgage.  From time to time, the Mortgagor shall execute such further assurances as in the opinion of counsel for the Mortgagee may be required to more effectually subject the property herein mortgaged or intended to be mortgaged to the payment of all obligations under the terms of the Guarantee and to otherwise effectuate the intent of this Mortgage.  Invalidity of any provision hereof shall not impair or defeat the provisions hereof which are valid.

ARTICLE XIV
NOTICES
All notices and other communications required or permitted under this Mortgage shall be in writing, shall be sent to the address of the Mortgagor, 101 North America Way, Suite 201, Miami Fl 33131, hereof by personal delivery, telefax, overnight mail, courier (with receipt of delivery) or certified mail and shall be effective when received.  Any address for notices may be changed by written notice thereof to the other parties as provided in this Article.
Notwithstanding any provisions of this Article XIV to the contrary, any notices and other communications required or permitted to be made to Mortgagor under this Mortgage shall be deemed in compliance and fulfillment of this Article if delivered to Mortgagor’s Registered Agent, Maples and Calder (“Registered Agent”), at the address set forth below: PO Box 309, Ugland House, South Church Street, Georgetown, Grand Cayman KYI 1104 Cayman Islands.

ARTICLE XV
SUCCESSORS AND ASSIGNS:  THIRD PARTY BENEFICIARIES
All the covenants, stipulations, and agreements in this Mortgage shall bind and inure to the benefit of the Mortgagor, its successors and assigns, and the Mortgagee, its successors and assigns.  Mortgagor may not assign its rights and obligations hereunder without prior written consent of Mortgagee.  Mortgagee may assign its rights and obligations hereunder without prior written consent of Mortgagor, to any party.

ARTICLE XVI
GOVERNING LAW
(a)           This Mortgage and all the rights and obligations of the parties hereunder and their successors and assigns shall be governed by the laws of the flag state of the Vessel, including any treaties and conventions to which the flag state is a signatory, and without giving effect to its conflict of law rules.
(b)           Each of the parties irrevocably and unconditionally agrees that (i) a legal suit, action or proceeding arising out of or based upon this Mortgage may be brought by a party hereto in the United States District Court for the Southern District of Florida, and (ii) a legal suit, action or proceeding arising out of or based upon this Mortgage and the assignment in rem against the Vessel may be brought by a party hereto in any jurisdiction where the Vessel may be found.
(c)           The Mortgagee (i) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and any claim that any such action or proceeding has been brought in an inconvenient forum in respect of any such proceeding brought in the Southern District of Florida, and (ii) submits to the non-exclusive jurisdiction of the Southern District of Florida in any suit, action or proceeding.  If for any reason the Southern District of Florida lacks jurisdiction over a matter arising out or based upon the Mortgage, excluding any in rem action against the Vessel, the Circuit Court for the State of Florida in Dade County, Florida, shall have non-exclusive jurisdiction and all other provisions of this Article shall remain valid and enforceable in such court.
(d)           The parties hereby agree to hereby irrevocably and unconditionally waive any right to a jury trial as regards any matter that may result in litigation under this Mortgage.

ARTICLE XVII
COUNTERPARTS
This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE XVIII
INDEMNIFICATION
Mortgagor hereby assumes liability for and agrees to indemnify, defend, protect, save and hold harmless the Mortgagee, its agents and assignees, and their employees, officers and directors (the “Indemnitees”) from and against any and all losses, damages, injuries, claims, administration of claims, penalties, demands and all expenses, legal or otherwise (including reasonable attorneys’ fees) of whatever kind and nature arising from Mortgagor’s ownership, use, condition, operation or maintenance of the Vessel, or this Mortgage or the related documents, during the term of the Transaction Documents; provided that no Indemnitee shall be indemnified for its own negligence.  Any claim, defense, setoff, or other right of Mortgagor against any Indemnitee shall not in any way affect, limit, or diminish Mortgagor’s indemnity obligations hereunder except as herein provided.  Mortgagor shall notify Mortgagee within a reasonable time, as to any claim, suit, action, damage, or injury related to the Vessel of which Mortgagor has actual or other notice and shall, at its own cost and expense, defend any and all suits, including frivolous suits and claims, which may be brought against an Indemnitee or the Vessel, shall satisfy, pay and discharge any and all judgments and fines that may be recovered against an Indemnitee in any such action or actions, provided, however, that such Indemnitee shall give Mortgagor written notice of any such claim or demand.  Mortgagor agrees that its obligations under this section shall survive the expiration of this Mortgage.

ARTICLE XIX
TRADING LIMITS
So long as this Mortgage remains in full force and effect, the parties agree that the Vessel shall have trading limits of commensurate to its navigation and evidenced by certificates of insurance.

ARTICLE XX
MISCELLANEOUS
(a)           This Mortgage shall not be modified or amended except by an instrument in writing signed on behalf of all of the parties hereto.
(b)           This Mortgage shall be binding upon and inure to the benefit of the parties and their respective, permitted successors, heirs, executors, administrators, assigns and all other persons claiming by, through or under them.
(c)           This Mortgage and related instruments executed in connection therewith constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, negotiations, representations or understandings, whether written or oral, between the parties hereto relating to the subject matter of this Mortgage.  Any prior agreements, promises, negotiations, representations or understandings, either oral or written, not expressly set forth in this Mortgage or related instruments executed in connection therewith shall have no force or effect.

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IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage the day and year first written above.

MORTGAGOR

ISLAND BREEZE INTERNATIONAL

By: __________________________________________________________

Name: Bradley T. Prader

Title: President

ACKNOWLEDGMENT

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On this _______ day of _____________________, 2008, before me the undersigned Notary Public, personally appeared _______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence), who being duly sworn, did depose and say that he resides at __________________________________________________, that he is the ________________ of Island Breeze International, the entity described in and which executed the foregoing instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal; that it is so affixed by authority of the Member(s) of said company; and that he signed his name thereto by like order.

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MORTGAGEE’S ACCEPTANCE

CATINO, S.A.

By:

Name:

Title:

ACKNOWLEDGMENT

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On this _______ day of _____________________, 2008, before me the undersigned Notary Public, personally appeared _______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence), who being duly sworn, did depose and say that he resides at __________________________________________________, that he is the ________________ of Catino, S.A., the entity described in and which executed the foregoing instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal; that it is so affixed by authority of the Member(s) of said company; and that he signed his name thereto by like order.

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